Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports 9% Revenue Growth in 2022, Despite a 3% Decline in Fourth Quarter

Board of Directors approves a 500,000-share repurchase program

PITTSBURGH, PA – February 8, 2023 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the fourth quarter and full year ended December 31, 2022. Additionally, the Company announced that the Board of Directors authorized a share repurchase program of up to 500,000-shares of Company common stock over the next two-years.

Fourth Quarter 2022 Highlights:

•	Total consolidated revenues declined by 3% to $57.2 million, compared to revenues of $59.0 million in the 2021 fourth quarter;

•	The Company’s Data and Analytics Services segment reported revenues of $9.1 million, compared to $10.1 million in the 2021 fourth quarter;

•	The IT Staffing Services segment achieved revenues of $48.1 million, compared to $49.0 million in the 2021 fourth quarter, as its consultants-on-billing declined during the quarter;

•	GAAP diluted earnings per share were $0.13 in the fourth quarter of 2022 versus $0.32 in the 2021 fourth quarter;

•	Non-GAAP diluted earnings per share were $0.23 in the fourth quarter of 2022 versus $0.34 in the 2021 fourth quarter; and

•

During the fourth quarter of 2022, the Company appointed Michael Fleishman as the new Chief Executive Officer of its Data and Analytics Services segment with the objective of re-energizing the D&A Services segment and putting it on a sustainable growth trajectory.

Full Year 2022 Highlights:

•	Total consolidated revenues were $242.2 million, up 9% from 2021 revenues of $222.0 million;

•	The Company’s Data and Analytics Services segment reported revenues of $40.6 million, up 6% compared to $38.3 million in 2021;

•	The IT Staffing Services segment delivered revenues of $201.6 million, up 10% compared to $183.7 million in 2021;

•	Consolidated gross profits grew to $63.2 million, up 6% compared to $59.4 million in 2021, despite a 70-basis point decline in gross margins;

•	GAAP diluted earnings per share were $0.72 in 2022 compared to $1.02 in 2021; and

•	Non-GAAP diluted earnings per share were $1.13 in 2022 versus $1.19 in 2021.

Fourth Quarter Results:

Revenues for the fourth quarter of 2022 totaled $57.2 million, compared to $59.0 million during the corresponding quarter of 2021. Gross profits in the fourth quarter of 2022 were $14.2 million, compared to $15.7 million in the same quarter of 2021. GAAP net income for the fourth quarter of 2022 totaled $1.5 million or $0.13 per diluted share, compared to $3.9 million or $0.32 per diluted share during the same period of 2021. Non-GAAP net income for the fourth quarter of 2022 was $2.8 million or $0.23 per diluted share, compared to $4.0 million or $0.34 per diluted share in the fourth quarter of 2021.

Activity levels at the Company’s Data and Analytics Services segment were down in the fourth quarter from the first half of the year as bookings underperformed, causing revenues to be short of expectations. Customer demand for the Company’s IT Staffing services was fickle in Q-4 reflecting the impact of economic uncertainty in the marketplace, along with the seasonal high assignment ends at year-end.

Full Year Results:

Revenues for the full year of 2022 totaled $242.2 million, compared to $222.0 million in 2021. Gross profits for 2022 totaled $63.2 million or 26.1% of total revenues, compared to $59.4 million or 26.8% of total revenues in 2021. GAAP net income for 2022 was $8.7 million or $0.72 per diluted share, compared to $12.2 million or $1.02 per diluted share in 2021. Non-GAAP net income for 2022 totaled $13.7 million or $1.13 per diluted share, compared to $14.3 million or $1.19 per diluted share in 2021.

Vivek Gupta, the Company’s President and Chief Executive Officer stated, “the second half of 2022 was a challenging period for both of our business segments. Economic uncertainty, including customer concerns regarding inflationary conditions, clearly had an impact on our quarterly performance. However, we believe our businesses and their future prospects remain fundamentally strong, and our balance sheet is solid. We also appointed a new Chief Executive Officer of the Data and Analytics Service segment, Michael Fleishman. We believe that Michael’s deep industry knowledge, experience and strategic focus will assist the Company in meeting its goals of accelerating revenue growth and gross margin expansion for the Data and Analytics segment.”

Michael Fleishman, the Company’s newly appointed Chief Executive Officer of the Data and Analytics Services segment stated “Looking at Mastech, I saw a company with excellent capabilities across the Data Modernization space and a strong customer-base of marquee logos, which has not fully capitalized on its opportunities for growth. To join an organization with so much upward mobility in a space where demand is expected to exceed $3 trillion by 2026 is truly a dream of mine.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated, “During 2022, we early-paid bank debt in anticipation of an accelerating interest rate environment. We are currently debt-free, with the final payment of our term-loan installment occurring on January 3, 2023. At December 31, 2022, we had $6.0 million of cash balances on hand, net of bank debt, and had borrowing availability of approximately $32 million under our revolving credit facility. Additionally, our credit facility’s accordion feature can provide us with up to an additional $20 million in term loan-capacity for any M&A activity. We believe our cash on hand, credit availability and free cash flow expectations for 2023, provide us with adequate resources to fund the business and support our share repurchase program, and also provide significant capacity to fund potential strategic acquisitions.”

Share Repurchase Authorization

The share repurchase program is currently in effect and repurchases may occur from time to time in the open market, through privately negotiated transactions, through block purchases or other purchase techniques, or by any combination of such methods, and may be modified, suspended or terminated at any time at the discretion of the Company’s Board of Directors. The timing and actual number of shares repurchased (if any) will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S., Canada, Europe and India.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expense related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Severance charges: From time to time, we incur severance expense related to the termination by the Company of leadership and other key personnel. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Cyber-security breach: In July 2022, we incurred a cyber-security breach of a single employee email, which resulted in potential damages and the incurrence of expenses related to the engagement of cyber-security experts to assist with containment and compliance action steps associated with appropriate closure of this incident. While there are no guarantees that other security breaches will not occur in the future, we believe that providing non-GAAP financial measures that exclude these expenses is useful for investors to understand the effects of these items on our total operating expenses and facilitates comparison of our results with other periods.

Contingent consideration liability revaluation: In connection with the AmberLeaf acquisition, the Company was required to pay future consideration contingent upon the achievement of specific financial objectives. As of the acquisition date, the Company recorded a contingent consideration liability representing the estimated fair value of the contingent consideration that was expected to be paid. In the second quarter of 2021, this contingent consideration liability was reduced by $2.0 million to $900,000, and in the fourth quarter of 2021 the liability was reduced to $0, after the Company determined that relevant conditions for the payment of such liability were unlikely to be satisfied. We believe that providing non-GAAP financial measures that exclude these adjustments to expense are useful for investors to understand the effects of these items on our total operating expenses and facilitate comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, and statements regarding the terms, timing, logistics and conditions of the Company’s share repurchase program. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19 and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021.

# # #

For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$7,057	$6,622
Accounts receivable, net	42,322	43,393
Prepaid and other current assets	3,795	3,890

Total current assets	53,174	53,905
Equipment, enterprise software and leasehold improvements, net	2,665	3,038
Operating lease right-of-use assets	3,886	4,894
Deferred financing costs, net	293	366
Non-current deposits	578	595
Goodwill, net of impairment	32,510	32,510
Intangible assets, net	15,773	18,760

Total assets	$108,879	$114,068

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,100	$4,400
Current portion of operating lease liability	1,504	1,479
Accounts payable	4,475	4,954
Accrued payroll and related costs	11,085	14,240
Other accrued liabilities	1,393	1,771

Total current liabilities	19,557	26,844
Long-term liabilities:
Long-term debt, less current portion, net	—	8,700
Long-term operating lease liability, less current portion	2,294	3,706
Long-term accrued income taxes	105	125
Deferred income taxes	920	265

Total liabilities	22,876	39,640
Shareholders’ equity:
Common stock, par value $0.01 per share	133	131
Additional paid-in capital	32,059	28,250
Retained earnings	59,553	50,841
Accumulated other comprehensive income (loss)	(1,555)	(607)
Treasury stock, at cost	(4,187)	(4,187)

Total shareholders’ equity	86,003	74,428

Total liabilities and shareholders’ equity	$108,879	$114,068

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues	$57,216	$59,048	$242,238	$222,012

Cost of revenues	42,998	43,343	179,055	162,568

Gross profit	14,218	15,705	63,183	59,444

Selling, general and administrative expenses:
Operating expenses	12,231	11,150	50,984	44,716
Revaluation of contingent consideration liability	—	(900)	—	(2,882)

Total selling, general and administrative expenses	12,231	10,250	50,984	41,834

Income from operations	1,987	5,455	12,199	17,610

Other income/(expense), net	284	(113)	292	(724)

Income before income taxes	2,271	5,342	12,491	16,886

Income tax expense	733	1,459	3,779	4,665

Net income	$1,538	$3,883	$8,712	$12,221

Earnings per share:
Basic	$0.13	$0.34	$0.75	$1.07
Diluted	$0.13	$0.32	$0.72	$1.02

Weighted average common shares outstanding:
Basic	11,620	11,453	11,588	11,436

Diluted	12,063	12,039	12,077	12,007

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
GAAP Net Income	$1,538	$3,883	$8,712	$12,221

Adjustments:
Amortization of acquired intangible assets	612	792	2,987	3,170
Stock-based compensation	171	141	2,225	2,212
Acquisition transaction expenses	—	140	—	140
Severance expense	870	—	990	—
Cyber-security breach	—	—	450	—
Revaluation of contingent consideration liability	—	(900)	—	(2,882)
Income tax adjustments	(423)	(21)	(1,677)	(588)

Non-GAAP Net Income	$2,768	$4,035	$13,687	$14,273

GAAP Diluted Earnings Per Share	$0.13	$0.32	$0.72	$1.02

Non-GAAP Diluted Earnings Per Share	$0.23	$0.34	$1.13	$1.19

Weighted average common shares outstanding:

GAAP Diluted Shares	12,063	12,039	12,077	12,007

Non-GAAP Diluted Shares	12,063	12,039	12,077	12,007

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues:
Data and analytics services	$9,116	$10,072	$40,594	$38,339
IT staffing services	48,100	48,976	201,644	183,673

Total revenues	$57,216	$59,048	$242,238	$222,012

Gross Margin %:
Data and analytics services	37.0%	48.9%	41.5%	48.4%
IT staffing services	22.5%	22.0%	23.0%	22.3%

Total gross margin %	24.8%	26.6%	26.1%	26.8%

Segment Operating Income:
Data and analytics services	$714	$2,296	$3,329	$5,310
IT staffing services	2,755	3,191	13,297	12,728

Subtotal	3,469	5,487	16,626	18,038

Amortization of acquired intangible assets	(612)	(792)	(2,987)	(3,170)
Reserve for cyber-security breach	—	—	(450)	—
Severance expense	(870)	—	(990)	—
Revaluation of contingent consideration liability	—	900	—	2,882
Acquisition transaction expenses	—	(140)	—	(140)
Interest expense and other, net	284	(113)	292	(724)

Income before income taxes	$2,271	$5,342	$12,491	$16,886